People you trust.
Advice that works.

Trustmark
Banking and Financial Solutions

Acquisition of Cadence Financial Corporation
Starkville, Mississippi
September 22, 2010

Forward-Looking Statements

Certain statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as "may," "hope," "will," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "continue," "could," "future" or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other "forward-looking" information. These forward-looking statements include, but are not limited to, statements relating to the anticipated consummation of the merger transaction and the expected effects of the transaction, anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption "Risk Factors" in Trustmark's filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that relate specifically to the proposed transaction that could cause actual results to differ materially from current expectations of management include, but are not limited to, the failure to obtain the required regulatory or shareholder approvals or failure of any of the other conditions which would result in the transaction not being completed, Cadence's operations may not be integrated successfully into Trustmark's operations or such integration may be more difficult, time-consuming or costly than expected, the expected revenue synergies and cost savings from the transaction may not be fully realized or realized within the expected timeframe, customer and employee relationships and business operations may be disrupted by the transaction, and the ability to complete the transaction on the expected timeframe may be more difficult, time-consuming or costly than expected. In addition, risks that relate to our businesses that could cause actual results to differ materially from current expectations of management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of mergers, new products and lines of business, natural disasters, environmental disasters, acts of war or terrorism and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Investment Highlights

Trustmark
Banking and Financial Solutions

- ✓ Acquisition of Cadence represents an exceptional strategic, in-market opportunity
- ✓ Immediately accretive to operating EPS and tangible book value
- ✓ Credit risk is well understood and manageable; loans appropriately marked given credit environment
- ✓ Straightforward system conversions
- ✓ Pro forma capital ratios remain significantly above peer group and industry averages

Overview: Cadence Financial Corporation

- 125-year-old bank holding company headquartered in Starkville, Mississippi
- As of June 30, 2010
  - $1.9 billion in assets
  - $1.0 billion in loans
  - $1.5 billion in deposits
  - 38 branch locations
- Strong market share and long-standing customer relationships in legacy markets including Mississippi's Golden Triangle and Memphis
- Provides entry into Birmingham, Nashville, Sarasota, and Tuscaloosa markets


CADENCE

Cadence Overview

Key Terms & Metrics

Trustmark
Banking and Financial Solutions

Value to Cadence Financial Corp. Common Shareholders

- ✓ Aggregate consideration of approximately $23.8 million; represents 31.4% of tangible common equity
- ✓ Represents approximately $2.00 per Cadence share
- ✓ Fixed exchange ratio of 0.096993 shares of TRMK per CADE common share

Value to U.S. Treasury

- ✓ $44.0 million of Cadence preferred stock and warrant issued to the U.S. Treasury will be purchased by TRMK for $30.0 million in cash plus accrued and unpaid dividends, subject to the entry into definitive documentation

Expected Closing

- ✓ No later than 1st Quarter 2011; subject to regulatory and Cadence shareholder approval

Merger Assumptions

- ✓ Cost savings of approximately 25% to 30% of CADE's core annualized noninterest expenses; approximately 50% of savings expected in 2011 and 100% in 2012
- ✓ Estimated one-time expenses of $11 million pretax
- ✓ Estimated loan and ORE marks of $115 million pretax

Deposit Market Share & Pro Forma Branch Map

Trustmark
Banking and Financial Solutions

- ✓ Largest deposit market share in the "Golden Triangle," home of :
  - Mississippi State University with 20,000+ students
  - Columbus Air Force Base
  - Severstal Columbus – $1 billion state of the art steel mill
  - American Eurocopter, division of EADS
  - PACCAR engine production facility, division of Peterbilt
  - GTR Global Industrial Aerospace Park includes Stark and Aurora
- ✓ Tuscaloosa is home to University of Alabama with 30,000+ students and Mercedes-Benz manufacturing facility
- ✓ Memphis, home of: FedEx, AutoZone, University of Memphis, St. Jude Children's Research Hospital



Little Rock
MISSISSIPPI
LOUISIANA
Baton Rouge
Lafayette
Mobile

Market	Branches	Rank	Deposits in Market 6/30/09 ($ millions)	Market Share %
Golden Triangle				
Pro Forma	17	1	$849	43.1%
Trustmark stand alone	5	5	$142	7.2%
Memphis, TN-MS				
Pro Forma	30	6	$840	3.8%
Trustmark stand alone	24	6	$641	2.9%
Tuscaloosa, AL				
Pro Forma	5	6	$156	5.3%
Trustmark stand alone	0	0	0	0.0%

Deposit Market Share & Pro Forma Branch Map

Cadence Deposit Composition

June 30, 2010

$ in millions

✓ **Significant opportunity to optimize branch network and reduce deposit costs**


Cost of Deposits (%)
3.51%
2.87%
2.52%
2.00%
1.84%
1.13%
1.57%
0.78%
1.48%
0.71%
2007
2008
2009
3/31/2010
6/30/2010
Cadence
Trustmark


Noninterest Checking $175
11%
Interest Checking $306
20%
MMDA $278
18%
Savings $47
3%
Retail Time $311
20%
Jumbo Time $429
28%

Total Deposits $1,546 million

Pro Forma Financial Impact

- ✓ Immediately accretive to operating EPS and tangible book value
- ✓ Transaction is expected to generate negative goodwill (bargain purchase gain)
- ✓ Estimated future operating core net income contribution in excess of $10 million to Trustmark by 2012
- ✓ Significant revenue synergies identified but not assumed
- ✓ Pro forma capital ratios remain significantly above peer and industry averages
  - Tier 1 Leverage Ratio > 9%
  - Tier 1 Risk-Based Capital Ratio > 13%
  - Total Risk-Based Capital Ratio > 14.5%
  - Tangible Common Equity/Tangible Assets > 8.5%

Due Diligence Process

- ✓ Conducted extensive due diligence covering credit, financial, and regulatory matters
- ✓ Reviewed 70% + of the commercial portfolio and 40% + of the consumer portfolio
  - Trustmark senior lenders and credit administrators visited a significant percentage of real estate collateral in all geographic markets
  - Analyzed underwriting standards
  - Analyzed loan-level portfolio data
  - Determination of fair value marks included use of independent third party industry experts

Cadence Loan Portfolio

June 30, 2010

$ in millions

- ✓ Credit risk manageable and well understood
- ✓ Trustmark has proven record of managing real estate loans in challenging environment
- ✓ Total loan portfolio has decreased 25% since 12/31/07
- ✓ Total charge-offs since 1/1/2008 totaled approximately $95 million



Consumer $19
Other $16
Construction & Land Development $137
Commercial & Industrial $171
2%
2%
14%
17%
1-4 Family $214
Other R/E Secured $58
6%
21%
17%
22%
Income Producing CRE $167
Owner Occupied CRE $217

Total Loans $998 million

Type	Carrying Amount 6/30/10	Mark	% Mark
Owner Occupied CRE	$ 217.4	$ 12.85	5.9%
Income Producing CRE	166.5	25.53	15.3%
Construction & Land Development	136.6	31.37	23.0%
Other RE Secured	58.3	5.09	8.7%
1-4 Family	213.6	26.88	12.6%
Commercial & Industrial	171.1	3.57	2.1%
Consumer	19.3	0.87	4.5%
Other Loans	15.6	0.03	0.2%
Total Loans	$ 998.5	$ 106.19	10.6%
ORE	35.4	8.50	24.0%
Total Loans and ORE	$ 1,033.9	$ 114.69	11.1%

Cadence Loan Portfolio Contraction

$ in millions

Loan Type	12/31/2007	6/30/2010	$ Change	% Change
Construction & Land Development	$ 432	$ 137	$ (295)	-68.4%
1-4 Family	245	214	(32)	-13.0%
Owner Occupied CRE	175	217	43	24.5%
Income Producing CRE	109	167	58	53.1%
Other R/E Secured	58	58	0	0.2%
Commercial & Industrial	253	171	(82)	-32.4%
Consumer	37	19	(18)	-48.0%
Other	29	16	(13)	-46.0%
Total Loans	$ 1,338	$ 998	$ (339)	-25.4%

Cadence Geographic Loan Composition

June 30, 2010

$ in millions

Total Loans $998 Million



Georgia $27
Florida $126
3%
13%
Mississippi $287
29%
Middle TN $113
11%
12%
Tuscaloosa $120
26%
7%
Memphis $257
Birmingham $69

Construction & Land Development Loans $137 Million



Georgia $10
Mississippi $23
7%
17%
Florida $24
17%
Tuscaloosa $10
8%
9%
Birmingham $12
24%
18%
Middle TN $33
Memphis $25

Cadence Nonperforming Loans

June 30, 2010

$ in millions

Nonperforming Loans by Type


1-4 Family
Residential
$4.8
7%
Multifamily
$6.6
10%
Construction
& Land
Development
$32.9
47%
Commercial &
Industrial
$6.9
10%
26%
Commercial
Real Estate
$18.1

Nonperforming Loans by Region


Tuscaloosa
$0.3
Mississippi
$6.0
9%
Birmingham
$5.5
8%
Florida
$12.7
18%
8%
Georgia
$5.2
41%
Middle TN
$28.3
16%
Memphis
$11.3

Total Nonperforming Loans $69.3 million [(1)]

(1) Includes loans past due 90 days or more.

Summary

- ✓ Acquisition of Cadence represents an exceptional strategic, in-market opportunity
- ✓ Immediately accretive to operating EPS and tangible book value
- ✓ Strong pro forma capital ratios provide flexibility to continue to take advantage of market opportunities
- ✓ Credit risk is well understood and manageable
- ✓ Trustmark is an experienced acquirer resulting in minimal conversion risk
- ✓ Opportunity to introduce expanded mortgage banking, insurance and wealth management products to Cadence customers

Additional Information

Trustmark will file a Registration Statement on Form S-4 that will include a proxy statement of Cadence and a prospectus of Trustmark and other relevant documents concerning the proposed merger with the Securities and Exchange Commission. Shareholders are urged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information. You will be able to obtain a copy of the proxy statement/prospectus, as well as other filings containing information about Trustmark and Cadence, without charge, at the Securities and Exchange Commission's website (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to F. Joseph Rein, Jr., Trustmark Corporation, 248 East Capitol Street, Suite 310, Jackson, Mississippi 39201, telephone 601-208-6898 or Richard T. Haston, Cadence Financial Corporation, 301 East Main Street, Starkville, MS 39759, telephone 662-324-4258.

Trustmark Corporation's common stock is listed on the NASDAQ National Market System and is traded under the symbol TRMK. Additional information is available at www.trustmark.com.

Investor Inquiries:

Louis E. Greer
Treasurer and Principal Financial Officer
601-208-2310
lgreer@trustmark.com

F. Joseph Rein, Jr.
Senior Vice President
601-208-6898
jrein@trustmark.com

People you trust.
Advice that works.

Trustmark
Banking and Financial Solutions